UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2006 (December 29, 2005)

OMNI U.S.A., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Other Jurisdiction of Incorporation)

0-17493	88-0237223
(Commission File Number)	(I.R.S. Employer Identification Number)

2236 Rutherford Road, Suite 107 -
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 929-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TABLE OF CONTENTS

Section 5 — Corporate Governance and Management	3
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

Section 9 — Financial Statements and Exhibits	3
Item 9.01. Financial Statements and Exhibits.	3

SIGNATURE

This Amendment No. 2 on Form 8-K/A amends the Current Report on Form 8-K, dated January 5, 2006, of Omni U.S.A., Inc., a Nevada corporation (”Omni”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 5, 2006, as amended by Amendment No. 1 thereto, filed with the SEC on January 23, 2006.

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change n Fiscal Year

On December 29, 2005, Omni completed the acquisition of substantially all the assets of Brendan Technologies Inc. (“Brendan”) pursuant to the Merger Agreement and completed the disposition of substantially all the assets of Omni-Washington and Butler pursuant to the Stock Purchase Agreement. As a result of these transactions and the issuance of common stock to the shareholders, noteholders and individuals who assisted in the merger, Brendan, a now wholly-owned subsidiary of Omni, became the accounting acquirer and the transaction was accounted for as a reverse merger acquisition. Please see the disclosures regarding the Merger Agreement and the Stock Purchase Agreement and the transactions contemplated thereby in Item 1.01 of Current Report on Form 8K filed with the SEC on January 5, 2006, as amended by Amendment No. 1 thereto, filed with the SEC on January 23, 2006.

As a result of Brendan being the accounting acquirer and the post acquisition financial statements being the historical statements of Brendan, the fiscal year end of Brendan is being changed from December 31 to June 30. The report on which the transition period will be filed is the Form10-KSB for the six months ended June 30, 2005.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

In accordance with Item 9.01(a), attached hereto are the unaudited financial statements of Brendan, the accounting acquirer, for the nine months ended September 30, 2005 and 2004. The audited financial statements of Brendan for the years ended December 31, 2004 and 2003 were filed with the Current Report on Form 8-K as filed with the SEC on January 5, 2006.

(b)  Proforma Financial Information.

In accordance with Item 9.01(b), attached hereto are the proforma financial statements of Brendan, the accounting acquirer.

BRENDAN TECHNOLOGES, INC.

Financial Statements

For the Nine Months Ended

September 30, 2005

Brendan Technologies, Inc.

INDEX

Page
FINANCIAL STATEMENTS
Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004	6
Statements of Operations for the three and nine months ended September 30, 2005 and 2004 (unaudited)	7
Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (unaudited)	8
Notes to Unaudited Financial Statements	9

Brendan Technologies Inc.
Balance Sheets

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS

Current assets:
Cash	$88,242	$21,670
Accounts receivable, net	36,262	8,943
Prepaid expenses and other current assets	712	712

Total current assets	125,216	31,325

Property and equipment, net	13,783	2,433

Deposits	7,808	7,808

	$146,807	$41,566

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Convertible notes payable in default	$1,947,972	$1,947,972
Accrued interest in default	990,761	822,933
Accrued interest	353,236	283,282
Accounts payable	196,151	149,572
Accrued wages	851,523	824,460
Current porton of lease obligations	2,296	-
Deferred revenue	66,287	84,530

Total current liabilities	4,408,226	4,112,749

Long term portion of lease obligations	9,209	-

Stockholders' deficit
Common stock, no par value; 10,000,000 shares authorized:
4,754,709 and 4,678,876 issued and outatanding at September 30, 2005 and December 31, 2004, respectively	1,355,986	1,160,361
Accumulated deficit	(5,626,614)	(5,231,544)
Total stockholders' deficit	(4,270,628)	(4,071,183)
	$146,807	$41,566

See accompanying summary of accounting policies and notes to unaudited financial statements.

Brendan Technologies Inc.
Statements of Operation
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net sales	$121,843	$96,415	$541,369	$258,963

Cost of sales	26,269	74,513	91,442	93,866

Gross profit	95,574	21,902	449,927	165,097

Operating expenses:	242,150	241,084	594,764	564,066

Loss from operations	(146,576)	(219,182)	(144,837)	(398,969)

Other expense
Interest expense	(83,722)	(80,500)	(250,233)	(241,600)

Loss before provision for income taxes	(230,298)	(299,682)	(395,070)	(640,569)

Provision for income taxes	-	-	-	-

Net loss	$(230,298)	$(299,682)	$(395,070)	$(640,569)

Basic and diluted loss per share	$(0.05)	$(0.07)	$(0.08)	$(0.14)

Basic and diluted weighted-average common shares outstanding	4,718,758	4,609,079	4,697,670	4,601,873

See accompanying summary of accounting policies and notes to unaudited financial statements.

Brendan Technologies Inc.
Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Operating activities:
Net loss	$(395,070)	$(640,569)
Adjustments to reconcile net (loss) income to cash provided by operating activities:

Depreciation	3,825	1,320
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(27,319)	52,538
(Increase) decrease in prepaid expense and other assets	-	(1,000)
Increase (decrease) in accounts payable	46,579	56,334
Increase (decrease) in accrued liabilities	264,845	230,313
Increase (decrease) in deferred revenue	(18,243)	-
Net cash used in operating activities	(125,383)	(301,064)
Investing activities:
Note receivable- shareholder	-	38,000
Purchase of property and equipment	(23,673)	-
Disposal of property and equipment	20,810	-
Net cash provided by (used in) investing activities	(2,863)	38,000
Financing activities:
Principal payments on lease obligations	(807)	-
Proceeds from issuance of common stock	227,500	200,000
Stock offering costs	(31,875)	-
Net cash provided by financing activities	194,818	200,000
Net increase in cash	66,572	(63,064)
Cash, beginning of period	21,670	88,414
Cash, end of period	$88,242	$25,350

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$12,451	$12,300
Income taxes	$-	$-
Non Cash Investing and Financing Activities:
Lease obligation	$12,312	$-

See accompanying summary of accounting policies and notes to unaudited financial statements.

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Brendan Technologies, Inc. (the “Company”) was incorporated on October 30, 1997 in the state of Michigan. The Company develops and markets scientific computer software for applications in the pharmaceutical/biotechnical research, clinical diagnostic, environmental, and other life and physical science markets.

NOTE 2- GOING CONCERN

These financial statements have been prepared on a going concern basis. However, during the nine months ended September 30, 2005 and the year ended December 31, 2004, the Company incurred net losses of $395,070 and $901,421, respectively, and had an accumulated deficit of $5,626,614 and $5,231,544, at September 30, 2005 and December 31, 2004, respectively. In addition, the Company is in default with unsecured notes payable and the related accrued interest in the aggregate amount of $2,938,733 at of September 30, 2005. The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs through debt and equity financings.

As described in Note 9, on December 29, 2005, the Company consummated a reverse merger with a public company, then sold the operating divisions of the public company to the original founders for a note receivable of $672,000, and raised approximately $400,000 by selling the note receivable at a discount to a group of individuals. In addition, the Company converted $2,978,085 of notes payable and accrued interest into 4,929,053 common shares of the public company. The Company’s shareholders converted 4,754,709 shares of common stock into 19,018,836 common shares of the public company. An additional 900,000 shares of the public company’s common stock was issued to individuals who participated in the reverse merger. It is unlikely that the cash proceeds from the sale of the note will be sufficient to meet the Company’s ongoing liquidity requirements. Therefore, the Company will likely need to seek additional financing to meet its liquidity requirements.

Management plans to continue to provide for its capital needs during the twelve months ending September 30, 2006, by increasing sales through the continued development of its products and by debt and/or equity financings. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes revenues related to software licenses and software maintenance in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statements of Position (“SOP”) No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 94-4 and SOP No. 98-9. We follow the guidance established by the SEC in Staff Accounting Bulletin No. 104, as well as generally accepted criteria for revenue recognition, which require that, before revenue is recorded, there is persuasive evidence of an arrangement, the fee is fixed or determinable, collection is reasonably assured, and delivery to our customer has occurred. The Company’s software is sold with an indefinite license period, and as such, product revenue is recorded at the time of the customer’s acceptance (generally 30 days after shipment), net of estimated allowances and returns. Post-contract customer support (“PCS”) obligations are for annual services and are recognized over the period of service. Revenues for which payment has been received are treated as deferred revenue until services are provided and revenues have been earned. The Company provides, for a fee, additional training and service calls to its customers and recognizes revenue at the time the training or service call is provided.

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

Trade Accounts Receivable

The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. The Company writes off an account when it is considered to be uncollectible.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line and accelerated methods over the estimated useful lives of the principal classes of property of three years.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

The Company has adopted only the disclosure provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company’s common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company’s net loss and basic and diluted loss per share for the year ended December 31, 2004 would have been increased to the pro forma amounts indicated below:

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004

Net income (loss), as reported	$(230,298)	$(299,682)	$(395,070)	$(640,569)
Stock-based employee compensation, net of tax effects	(1,281)	(1,281)	(28,635)	(3,683)
Proforma net income (loss)	$(231,579)	$(300,963)	$(423,705)	$(644,252)

Net income (loss) per share:
Basic and diluted- as reported	$(0.05)	$(0.07)	$(0.08)	$(0.14)
Basic and diluted- proforma	$(0.05)	$(0.07)	$(0.09)	$(0.14)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 2.76%; and expected life of three years. The weighted-average fair value of options granted during the year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $3, and the weighted-average exercise price was $3. No stock options were granted during the nine months ended September 30, 2005. and no stock options were granted during the year ended December 31, 2004 for which the exercise price was less than or greater than the market prices on the grant date.

Loss Per Share

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

At September 30, 2005 and 2004, the following common equivalent shares were excluded from the computation of loss per share since their effects are anti-dilutive.

	September 30,
	2005	2004
Options	960,000	960,000
Warrants	13,500	89,600
Total	973,500	1,049,600

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, notes receivable, accounts payable, and accrued wages. The book value of all other financial instruments is representative of their fair values.

Research and Development

Research and Development costs are charged to operations as incurred. Such costs were included in the total operating expenses for the nine months ended September 30, 2005 and 2004, that amounted to $594,764 and $564,066, respectively.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk are primarily cash and accounts receivable. The Company deposits its cash with what it considers high-credit, quality financial institutions. At times, balances are in excess of the Federal Deposit Insurance Corporation insured limit. As of September 30, 2005, the Company did not have any uninsured cash. Credit risk concentration with respect to receivables is limited due to the geographic dispersion of the Company’s customer base. The Company conducts ongoing credit evaluations but does not obtain collateral or other forms of security. The Company believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related losses.

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

NOTE 4- ACCOUNTS RECEIVABLE

Accounts receivable at September 30, 2005 and December 31, 2004, consisted of the following:

	September 30,	December 31,
	2005	2004

Accounts receivable - trade	$41,262	$26,700
Allowance for doubtful accounts	(5,000)	(17,757)

Accounts receivable, net	$36,262	$8,943

NOTE 5- PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2005 and December 31, 2004, consisted of the following:

	September 30,	December 31,
	2005	2004

Computer equipment	$98,420	$119,230
Furniture and fixtures	31,909	31,909
	130,329	151,139

Less accumulated depreciation	(116,546)	(148,706)

	$13,783	$2,433

Depreciation expense was $3,825 and $1,320, for the nine months ended September 30, 2005, and 2004.

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

NOTE 6- CONVERTIBLE NOTES PAYABLE IN DEFAULT

Convertible notes payable in default consisted of the following:

	September 30, 2005	December 31, 2004
Forty-six convertible, unsecured, senior subordinated notes payable, due on various dates on or before September 2004, bearing interest at 8% per annum. The notes are convertible into the Company’s common stock in the event the Company completes a public offering. The conversion price will be the number of shares of the Company’s common stock valued at the public offering price equal to the outstanding principal and interest of the Company’s convertible notes payable. The notes payable are currently in default.	$1,387,500	$1,387,500
Six convertible, unsecured, bridge notes payable, due various dates on or before December 2004, bearing interest at 12% per annum. The notes are convertible into the Company’s common stock in the event the Company completes a public offering. The conversion price will be the number of shares of the Company’s common stock valued at the public offering price equal to the outstanding principal and interest of the Company’s convertible notes payable. The notes payable are currently in default.	435,472	435,472
Unsecured, convertible note payable for $125,000, which bears interest at a rate of 12% per annum. The convertible note may be converted into shares of the Company’s common stock at a conversion price equal to $2.44 per share. The note payable is convertible upon issuance. In connection with the transaction the Company recognized interest expense in the amount of $28,689, for the year ended December 31, 2003 related to the beneficial conversion feature of the convertible note payable. The Company accounted for the interest expense as the difference between the conversion price and the Company’s stock price on the date of issuance of the note payable. The note is currently in default.
	$125,000	$125,000
	1,947,972	1,947,972
Less current portion	1,947,972	1,947,972
Long-term portion	$-	$-

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

NOTE 7- SHAREHOLDER’S DEFICIT

Common Stock

The Company has authorized 10,000,000 shares of common stock at no par value. At September 30, 2005, the Company had 4,754,709 shares of common stock issued and outstanding.

During the nine months ended September 30, 2005, the Company issued 75,833 shares of common stock for proceeds of $227,500 to a group of individual investors. In addition, the Company recorded $31,875 as stock offering costs related to the issuance of the shares.

Warrants

In August 2005, the Company issued a warrant exercisable into 13,500 shares of the Company’s stock at an exercise price of $3 per share with an expiration date of five years from the date of grant. The Company estimated the fair value of the warrant at the issuance date by using the Black-Scholes pricing model with the following weighted average assumptions used for the three and nine months ended September 30, 2005: dividend yield of zero percent; expected volatility of 100%; risk free interest rate of 4.08%; and expected life of 5 years. The valuation of the warrant, $7,407, was recorded as a stock offering cost.

Stock Option Plan

In January 1999, the Board of Directors adopted and the shareholders approved the 1999 Stock Option Plan (the “Option Plan”) under which a total of 310,000 shares of common stock had been reserved for issuance. In August 2000, the shareholders approved an increase in the number of shares that may be granted under the Option Plan to 410,000. In January 2002, the shareholders approved an increase in the number of shares that may be granted under the Option Plan to 610,000. In January 2004, the shareholders approved an increase in the number of shares that may be granted under the option plan to 960,000. The Option Plan terminates in 2012, subject to earlier termination by the Board of Directors.

During the year ended December 31, 2004, the Company granted options to purchase 350,000 shares of common stock to employees with an exercise price of $3 per share. The options vest on a straight-line basis over a period of three years and expire 10 years from the date of grant. A compensation charge was not recorded in connection with the issuance of such options as the exercise price of the stock options granted was not less than the fair market value of the Company’s stock price as of the date of grant.

As of September 30, 2005, 960,000 options are outstanding at prices ranging from $0.10 to $3.00 per share with expiration dates ranging from 2009 to 2014.

BRENDAN TECHNOLOGIES, INC.
Notes to the Unaudited Financial Statements (continued)

NOTE 8- INCOME TAXES

Deferred income taxes are provided for by recognizing temporary differences in certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $249,000 for the nine months ended September 30, 2005, from $2,051,438 at December 31, 2004 to $2,300,000 at September 30, 2005.

As of December 31, 2005, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $5,103,000 and $2,551,000 respectively, which expire from 2012 through 2025.

NOTE 9- SUBSEQUENT EVENT

Merger of Brendan Technologies, Inc. into Omni, U.S.A., Inc.

On December 29, 2005, Omni U.S.A., Inc., a Nevada corporation, through its wholly-owned subsidiary, Omni Merger Sub, Inc., a Michigan corporation, Jeffrey Daniel and Edward Daniel entered into an Agreement and Plan of Merger with Brendan Technologies, Inc., pursuant to which Omni Merger Sub, Inc. was merged with and into Brendan and Brendan became the surviving corporation in the merger and a wholly-owned subsidiary of Omni U.S.A., Inc.. Brendan continued its corporate existence under the laws of the State of Michigan.

Concurrently with the merger, 4,754,709 shares of Brendan common stock outstanding immediately before the merger were converted into 19,018,836 shares of Omni common stock, a four for one ratio. Also concurrently with the merger, (i) 4,679,053 shares of Omni common stock were issued to the holders of Brendan Senior and Bridge Notes totaling $2,853,085 in aggregate principal and interest, a conversion rate of 1.64 shares per $1.00 under such debt; (ii) 250,000 shares of Omni common stock were issued to another Brendan note holder in exchange for a note with a principal balance of $125,000; and (iii) 900,000 shares of Omni common stock was issued to individuals who participated in the arrangement of the merger.

Common stock options and warrants exercisable into 973,500 shares of Brendan before the merger will become exercisable into 3,894,000 common shares of Omni after the merger. The exercise price of the Omni stock options and warrants will be 25% of the exercise price of the Brendan stock options and warrants.

The merger was accounted for as a reverse merger and for accounting purposes, Brendan is the acquirer in the reverse acquisition transaction, and consequently, the financial statements of Omni going forward will be the historical financial statements of Brendan and the reverse merger will be treated as a recapitalization of Omni. The consideration and other terms of these transactions were determined as a result of arm’s-length negotiations between the parties.

Following the closing of the Reverse Merger, Brendan’s existing management has assumed their same positions with Omni.

As a result of the reverse merger, the Company has become a wholly-owned subsidiary of the publicly traded company, Omni, trading on the NASD’s OTC Bulletin Board (OUSA.OB) and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will cause the Company’s expenses to be higher than they would have been had it remained privately held.

Omni U.S.A. Inc. and Subsidiary

Pro Forma Financial Information

As of September 30, 2005 and

For the Nine Months Ended September 30-, 2005 and

Year Ended December 31, 2004

On December 29, 2005, Omni U.S.A., Inc., a Nevada corporation, through its wholly-owned subsidiary, Omni Merger Sub, Inc., a Michigan corporation, Jeffrey Daniel and Edward Daniel entered into an Agreement and Plan of Merger with Brendan Technologies, Inc., pursuant to which Omni Merger Sub, Inc. was merged with and into Brendan and Brendan became the surviving corporation in the merger and a wholly-owned subsidiary of Omni U.S.A., Inc.. Brendan continued its corporate existence under the laws of the State of Michigan.

Concurrently with the merger, 4,754,709 shares of Brendan common stock outstanding immediately before the merger were converted into 19,018,836 shares of Omni common stock, a four for one ratio. Also concurrently with the merger, (i) 4,679,053 shares of Omni common stock were issued to the holders of Brendan Senior and Bridge Notes totaling $2,853,085 in aggregate principal and interest, a conversion rate of 1.64 shares per $1.00 under such debt; (ii) 250,000 shares of Omni common stock were issued to another Brendan note holder in exchange for a note with a principal balance of $125,000; and (iii) 900,000 shares of Omni common stock was issued to individuals who participated in the arrangement of the merger.

Common stock options and warrants exercisable into 973,500 shares of Brendan before the merger will become exercisable into 3,894,000 common shares of Omni after the merger. The exercise price of the Omni stock options and warrants will be 25% of the exercise price of the Brendan stock options and warrants.

In addition, immediately following the reverse acquisition, Omni U.S.A. sold its operating divisions, Butler and Omni Gear, to the original founders of Omni U.S.A. for a note receivable of $672,000, and raised approximately $400,000 in cash by selling the note receivable at a discount to a group of individuals.

The merger was accounted for as a reverse acquisition and for accounting purposes, Brendan (the wholly-owned subsidiary of Omni U.S.A., Inc.) is the acquirer in the reverse acquisition transaction, and consequently, the financial statements of Omni going forward will be the historical financial statements of Brendan and the reverse merger will be treated as a recapitalization of Omni. The consideration and other terms of these transactions were determined as a result of arm’s-length negotiations between the parties.

The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the notes thereto and with the historical financial statements of Brendan for the year ended December 31, 2004, included in its Form 8K filed with the Securities and Exchange Commission on January 5, 2006 and its unaudited interim financial information as of September 30, 2005 and for the nine months then ended filed herewith. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 reflects the merger and concurrent sale of the operating divisions of Omni as if they had occurred on September 30, 2005. The statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 reflect the transactions as if they had occurred on January 1, 2005 and January 1, 2004, respectively. The pro forma financial statements are not necessarily indicative of Brendan’s financial position or results of operations that would have been achieved had the merger been effected on such dates. The pro forma adjustments reflect the transactions based on currently available information. Certain estimates and assumptions, as set forth in the notes to the unaudited pro forma information, may differ from actual amounts.

Brendan Technologies Inc
Proforma Balance Sheets
September 30, 2005
(Unaudited)

	Historical September 30, 2005	Proforma Adjustments		Profoma September 30, 2005
ASSETS
Current assets:
Cash	$88,242	$400,000	F	$488,242
Accounts receivable, net	36,262	1,502	F	37,764
Prepaid expenses and other current assets	712	-		712
Total current assets	125,216	401,502		526,718

Property and equipment, net	13,783	-		13,783
Deposits	7,808	-		7,808
	$146,807	$401,502		$548,309

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Convertible notes payable in default	$1,947,972	$(1,947,972)	A	$-
Accrued interest in default	990,761	(990,761)	A	-
Accrued interest	353,236	-		353,236
Accounts payable	196,151	(35,000)	D	161,151
Accrued wages	851,523	-		851,523
Current porton of lease obligations	2,296	-		2,296
Deferred revenue	66,287	-		66,287
Total current liabilities	4,408,226	(2,973,733)		1,434,493

Long term portion of lease obligations	9,209	-		9,209

Stockholders' deficit
Common stock	1,355,986	24,620	A
		(1,260,987)	B
		6,129	C
		500	D
		3,996	E	130,244
Additional paid-in capital	-	2,953,465	A
		1,260,987	B
		(6,129)	C
		34,500	D
		596,004	E
		498,000	F	5,336,827
Accumulated deficit	(5,626,614)	(39,352)	A
		(600,000)	E
		(96,498)	F	(6,362,464)
Total stockholders' deficit	(4,270,628)	3,375,235		(895,393)
	$146,807	$401,502		$548,309

A    Reflects the conversion of notes payable and accured interest into common stock of Onmi USA. See Note 9 to the unaudited
   September 30, 2005 financial statements included elsewhere in this Form 8K/A.

B    Reflects the conversion of the common stock of Brendan into the common stock of Omni USA.

C    Reflects the common stock held by the stockholders of Omni USA.

D    Reflects the conversion of accounts payable into common stock of Omni USA

E    Reflects Omni USA stock issued to individuals responsible for the acquisition

F    Reflects the cash collection from the discounted note receivable from the sale of the operating divisions of Omni USA

Brendan Technologies, Inc.
Proforma Statement of Operations
Nine Months Ended September 30, 2005
(Unaudited)

	Six Months Ended September 30, 2005	Proforma Adjustments	Six Months Ended September 30, 2005 Proforma
Ne sales	$541,369	$-	$541,369

Cost of sales	91,442	-	91,442

Gross profit	449,927	-	449,927

Operating expenses:	594,764	-	594,764

Loss from operations	(144,837)	-	(144,837)

Other expense
Interest expense	(250,233)	177,075	(73,158)

Loss before provision for income taxes	(395,070)	177,075	(217,995)

Provision for income taxes	-	-	-

Net loss	$(395,070)	$177,075	$(217,995)

Basic and diluted loss per share	$(0.08)		$(0.01)

Basic and diluted weighted-average comon shares outstanding	4,697,670	21,377,298	26,074,968

A    Reflects the reversal of interest expense on liabilities that were converted into common stock upon closing of the reverse acquisition.

Brendan Technologies, Inc.
Proforma Statement of Operations
Year Ended December 31, 2004
(Unaudited)

	Year Ended December 31, 2004 Historical	Proforma Adjustments	Year Ended December 31, 2004 Proforma
Net sales	$386,477	$-	$386,477

Cost of sales	159,542	-	159,542

Gross profit	226,935	-	226,935

Operating expenses:	805,340	-	805,340

Loss from operations	(578,405)	-	(578,405)

Other expense
Interest expense	(322,218)	216,455	(105,763)

Loss before provision for income taxes	(900,623)	216,455	(684,168)

Provision for income taxes	800	-	800

Net loss	$(901,423)	$216,455	$(683,368)

Basic and diluted loss per share	$(0.20)		$(0.03)

Basic and diluted weighted-average comon shares outstanding	4,489,878	21,377,298	25,867,176

A    Reflects the reversal of interest expense on liabilities that were converted into common stock upon closing of the reverse acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI U.S.A., INC.

Dated February 16, 2006.	By:	/s/ JOHN R. DUNN II
John R. Dunn II
President and Chief Executive Officer